Exhibit 4.2
MITEK SYSTEMS, INC.
SECOND AMENDED AND RESTATED 2020 INCENTIVE PLAN

1.    Purpose of the Plan.
The purpose of this Plan is to make available certain equity and other incentives to motivate selected Employees, Directors and Consultants to put forth their best efforts toward the continued growth, profitability and success of the Company and to align the interests of such Employees, Directors and Consultants with those of the Company’s stockholders.
2.    Definitions.
The following definitions shall apply as used herein and in the individual Award Agreements, except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.
(a) “Acquiring Company” means the resulting or surviving corporation, or the company issuing cash or securities (or its ultimate parent company), in a merger, consolidation, tender offer or share exchange involving the Company, or the successor corporation to the Company (whether in any such transaction or otherwise).
(b) “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act.
(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable provisions of federal, state and other laws, rules and regulations, including any rules of any applicable stock exchange or national market system on which the Company’s capital stock is listed or quoted, and the laws, rules and regulations of any non-U.S. jurisdiction applicable to Awards granted to residents therein.
(d) “Assumed” means that pursuant to a Change of Control either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the Acquiring Company in connection with the Change of Control with appropriate adjustments, if applicable, to the number and type of securities of the Acquiring Company subject to the Award and the exercise or purchase price thereof, if any.
(e) “Award” means the grant of an Option, SAR, Restricted Stock, Restricted Stock Unit, cash or other right or benefit under the Plan.
(f) “Award Agreement” means the written agreement evidencing the grant of an Award, including any amendments thereto.
(g) “Board” means the Board of Directors of the Company.
(h) “Cause” means, with respect to the termination by the Company or a Related Entity of the Participant’s Continuous Service, that such termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written policy covering the Participant or a written agreement between the Participant and the Company or such Related Entity; provided, however, that in the absence of a then-effective written policy or written agreement containing a definition of Cause, “Cause” shall mean, in the reasonable determination of the Company or the Committee (i) any material failure on the part of a Participant (other than by reason of Disability) to faithfully and professionally carry out the Participant’s duties to the Company or any Related Entity, (ii) the Participant’s dishonesty, willful misconduct or gross negligence in connection with the Participant’s performance of his or her duties to the Company or any Related Entity, (iii) the Participant’s commission of a crime involving dishonesty, breach of trust or moral turpitude or any felony, or (iv) the Participant’s insobriety on the job or illegal use of drugs, chemicals or controlled substances; provided, further, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Change of Control, such definition of “Cause” shall not apply until a Change of Control is actually consummated.
(i) “Change of Control” of the Company means the occurrence of any of the following events or circumstances:
(i) any “person” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), including a “group” within the meaning of such Section 13(d) (but excluding the Company and any of its Subsidiaries and any employee benefit plan sponsored or maintained by the Company or any of its Subsidiaries), shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors (“Company Voting Securities”);
(ii) the consummation of a merger or consolidation involving the Company, or the acceptance by the stockholders of the Company of equity securities in a share exchange, where the persons who were the beneficial owners of the Company Voting Securities outstanding immediately prior to such merger, consolidation or share exchange, do not beneficially own, directly or indirectly, immediately after such merger, consolidation or share exchange, securities representing more than fifty percent (50%) of the combined voting power of the then outstanding Company Voting Securities or voting securities of the Acquiring Company in such merger, consolidation or share exchange, in substantially the same proportions as their ownership of the Company Voting Securities immediately prior to such merger, consolidation or share exchange; or
(iii) a sale, exchange or other disposition or transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; provided, however, that a Change of Control shall not be deemed to have occurred where: (A) the Company sells, exchanges or otherwise disposes of or transfers all or substantially all of its assets to another corporation which is beneficially owned, directly or indirectly, immediately following such transaction by the holders of Company Voting Securities in substantially the same proportion as their ownership of the Company Voting Securities immediately prior to such transaction; and (B) such corporation expressly Assumes all outstanding Awards.
(j) “Code” means the Internal Revenue Code of 1986, as amended.
(k) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of the rules and regulations of the NASDAQ Stock Market, LLC and (ii) a non-employee director within the meaning of

Exchange Act Rule 16b-3. “Committee” shall also mean the Board in the event the Board takes action hereunder, provided that, at the time of taking such action, the Board is comprised of a majority of directors who meet the criteria set forth in clauses “(i)” through “(ii)” above.
(l) “Common Stock” means the common stock of the Company.
(m) “Company” means Mitek Systems, Inc., a Delaware corporation, or any Acquiring Company that Assumes outstanding Awards and/or adopts the Plan in connection with a Change of Control.
(n) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.
(o) “Continuous Service” means that the provision of services by an individual to the Company or a Related Entity in any capacity of Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated on the actual cessation of services by the individual providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any Acquiring Company, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company, a Related Entity or an Acquiring Company in any capacity of Employee, Director or Consultant (except as otherwise provided in the applicable Award Agreement). Notwithstanding the foregoing, except as otherwise determined by the Committee, in the event of any spin-off of a Related Entity, service as an Employee, Director or Consultant for such Related Entity following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan. An approved leave of absence shall include sick leave, military leave, or any other personal leave authorized by the Company. For purposes of each Incentive Stock Option granted under the Plan, if such leave exceeds three (3) months, and reemployment on expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the first (1st) day following the expiration of such three (3) month period.
(p) “Director” means a member of the Board or the board of directors of any Related Entity.
(q) “Disability” shall be as defined under the long-term disability policy of the Company or the Related Entity to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Related Entity to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that a Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Committee in its discretion or the Committee makes such determination in its reasonable discretion.
(r) “Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment by the Company or a Related Entity of a director’s fee to an individual shall not be sufficient to constitute “in the employ” by the Company.
(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(t) “Fair Market Value” means:
(i) If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation, The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Committee) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii) If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii) in the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Committee in good faith.
(u) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(w) “Non-Employee Director” means a member of the Board who is not an Employee.
(x) “Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(y) “Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(z) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.
(aa) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(ab) “Participant” means an Employee, Director or Consultant who receives an Award under the Plan.

(ac) “Plan” means this Amended and Restated 2020 Incentive Plan.
(ad) “Previous Plans” means the Company’s 2002 Stock Option Plan, the Company’s 2006 Stock Option Plan, the Company’s 2010 Stock Option Plan and the Company’s 2012 Incentive Plan.
(ae) “Proceeds Per Share” means the fair market value, as determined in good faith by the Committee, of the consideration to be received per Share by the stockholders of the Company on the occurrence of a Change of Control except that, in the event of a Change of Control under Section 2(i)(iii), “Proceeds Per Share” shall mean the fair market value, as determined in good faith by the Committee, of the consideration that would be distributable to stockholders of the Company if the Company distributed all of the consideration received in connection with such Change of Control to the stockholders of the Company, less adjustments for debt, expenses and other amounts as determined by the Committee.
(af) “Related Entity” means any Parent or Subsidiary of the Company.
(ag) “Replaced” means that pursuant to a Change of Control, an Award is replaced with a stock award or a cash incentive program of the Company, the Acquiring Company (if applicable) or Parent of any of them which provides for subsequent payout in accordance with the same (or a more favorable) vesting schedule applicable to such Award.
(ah) “Restricted Stock” means Shares issued under the Plan to the Participant for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Committee.
(ai) “Restricted Stock Units” means an Award that may be earned in whole or in part upon the passage of time or the attainment of specified performance criteria established by the Committee and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Committee.
(aj) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.
(ak) “SAR” means a stock appreciation right entitling the Participant to Shares or cash compensation, as established by the Committee, measured by appreciation in the value of Common Stock.
(al) “Section 409A” means Section 409A of the Code.
(am) “Share” means a share of the Common Stock.
(an) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ao) “Termination Without Cause” means a termination of Participant’s status as an Employee, Director, or Consultant of the Company for reasons other than death, Disability or Cause.
3.     Administration of the Plan.

(a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3.
(b) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective, and any Award granted in a manner inconsistent with the provisions of this subsection (b) shall be presumptively valid as of its grant date to the extent permitted by Applicable Laws, even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for Committee membership set forth in clauses “(i)” through “(ii)” of Section 2(k). To the extent not inconsistent with Applicable Laws or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.
(c) Powers of the Committee. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Committee hereunder), and except as otherwise provided by the Board, the Committee shall have the authority, in its sole discretion, to:
(i) determine whether and to what extent Awards are granted hereunder;
(ii) select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;
(iii) determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;
(iv) approve forms of Award Agreements for use under the Plan;
(v) determine the terms and conditions of any Award granted hereunder;
(vi) amend the terms of any outstanding Award granted hereunder; provided that (A) any amendment not expressly permitted by this Plan that would adversely affect the Participant’s rights under an outstanding Award shall not be made without the Participant’s written consent; provided, however, that an amendment or modification that may cause an Incentive Stock Option to become a Non-Qualified Stock Option shall not be treated as adversely affecting the rights of the Participant, (B) the reduction of the exercise price of any Option awarded under the Plan or the base appreciation amount of any SAR awarded under the Plan shall be subject to stockholder approval, and (C) canceling an Option or SAR at a time when its exercise price or base appreciation amount, as applicable, exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock, cash or other Award shall be subject to stockholder approval, unless such cancellation and exchange occurs in connection with a Change of Control. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock or other Award with an exercise price, purchase price or base appreciation amount, as applicable, that is equal to or greater than the exercise price or base appreciation amount, as applicable, of the original Option or SAR shall not be subject to stockholder approval, provided such exchange does not result in an increase in value to the Award;
(vii) construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including, without limitation, any notice of Award or Award Agreement;
(viii) grant Awards to Employees, Directors and Consultants employed outside the United States on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan; and
(ix) take such other action, not inconsistent with the terms of the Plan, as the Committee deems appropriate.
In addition to the foregoing, the Committee shall have the discretion to interpret or construe ambiguous, unclear or implied (but omitted) terms in any fashion it deems to be appropriate, in its sole discretion, and to make any findings of fact necessary in connection with the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, and all determinations made by the Committee pursuant to the Plan shall be final, binding and conclusive. The validity of any such interpretation, construction, determination or finding of fact shall not be given de novo review if challenged in court, by arbitration or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.
The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee; provided, however, that the Committee may not exercise any right or power reserved to the Board (unless the Board is acting as the Committee with respect thereto). Any decision made or action taken by the Committee or in connection with the administration of this Plan shall be final, conclusive and binding on all persons having an interest in the Plan.
(d) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or as Officers or Employees of the Company or a Related Entity, members of the Board and any Officers or Employees of the Company or a Related Entity to whom authority to act for the Board, the Committee or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by law or by the Company’s certificate of incorporation, bylaws or contractual arrangements between the Company or a Related Entity and such persons.
4.     Stock Subject to the Plan.
(a) Maximum Number of Shares and Other Limits. Subject to adjustment and the provisions of Section 12 herein, the maximum aggregate number of Shares which may be issued pursuant to all Awards is no more than the sum of (i) 13,779,079 Shares (the “Initial Shares”), plus (ii) any Shares underlying awards under the Previous Plans that are terminated, forfeited, cancelled, expire unexercised, or are settled in cash after January 17, 2020. All of the Initial Shares may be issued pursuant to Incentive Stock Options. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

(b) Shares Available for Future Issuance. Any Shares covered by an Award (or portion of an Award) that are terminated, forfeited, canceled or expired (whether voluntarily or involuntarily) or issued (e.g., as substitution awards or inducement grants) pursuant to Section 7(a)(i) below, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Notwithstanding anything to the contrary contained herein: (i) Shares tendered or withheld in payment of an Option exercise price (or option exercise for Previous Awards) shall not be returned to the Plan and shall not become available for future issuance under the Plan; (ii) Shares withheld by the Company to satisfy any tax withholding obligation (whether related to Awards under the Plan or Previous Awards) shall not be returned to the Plan and shall not become available for future issuance under the Plan; and (iii) all Shares covered by the portion of a SAR (or SAR granted under a Previous Plan) that is exercised (whether or not such Shares are actually issued to the Participant upon exercise of the SAR) shall be considered issued pursuant to the Plan.
(c) Effect of Plans Operated by Acquired Companies. If a company or other entity acquired by the Company or any Subsidiary of the Company, or with which the Company or any Subsidiary of the Company merges or otherwise combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition, merger or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition, merger or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition, merger or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date that awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.
(d) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, cause the Company to pay cash in lieu of any fractional Share in settlement of an Award.
5.     Eligibility.
Awards, other than Incentive Stock Options, may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company or a Related Entity. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in non-U.S. jurisdictions as the Committee may determine from time to time.
6.     Types of Awards.
(a) Options. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant of Options. Each such grant shall (unless otherwise determined by the Committee or unless otherwise set forth in an individual Award Agreement) be subject to the following provisions:

(i) Each grant of Options will be evidenced by an Award Agreement. Each Award Agreement will be subject to the Plan and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time.
(ii) Each grant of Options will specify the number of Shares to which it pertains.
(iii) The Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, an Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded. The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to Options designated as Incentive Stock Options that become exercisable for the first time by a Participant during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company). For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the grant date of the relevant Option. To the extent an Option issued to a Participant exceeds this limit, the Option will be treated as a Non-Qualified Stock Option.
(iv) Each grant of Options will specify the per Share exercise price, which may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; provided, however, that in the case of an Incentive Stock Option granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Related Entity, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant.
(v) Each grant of Options will specify the vesting period, which shall be no less than one-year from the Option’s grant date, before the Options or installments thereof will become exercisable.
(vi) A grant of Options may provide for the accelerated vesting and exercisability of all or a portion of such Options in the event of the retirement, death, Disability or other termination of the Participant’s service or a Change of Control (or other similar transaction or event).
(vii) A grant of Options may specify performance criteria that must be achieved as a condition to the exercise of such Options or that may result in the accelerated vesting of such Options, subject to the one-year vesting requirement in clause (v).
(viii) The term of each Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary of the Company, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.
(ix) Each Participant that receives Options is responsible for complying with all laws and regulations applicable to recipients and holders of Options, including any applicable federal or state securities laws, and any Company policy or procedure that pertains to the trading of the Company’s securities.
(x) An Option may, but need not, include a provision whereby the Participant may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Option prior to full vesting of the Option. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Committee determines to be appropriate.
(b) SARs. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant of SARs. Each such grant shall (unless otherwise determined by the Committee or unless otherwise set forth in an individual Award Agreement) be subject to the following provisions:
(i) Each grant of SARs will be evidenced by an Award Agreement, which will be subject to the Plan, describe such SARs and contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time.
(ii) Each grant of SARs will specify the number of Shares to which it pertains.
(iii) Each grant of SARs will specify the base appreciation amount, which may not be less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(iv) A grant of SARs may specify that the amount payable upon exercise of a SAR may not exceed a maximum amount specified by the Committee on the date of grant.
(v) Each grant of SARs will specify the vesting period, which shall be no less than one year from the SARs grant date, before the SARs or installments thereof will become exercisable.
(vi) A grant of SARs may specify waiting periods before exercise and permissible exercise dates or periods.
(vii) A grant of SARs may provide that the exercisability of a SAR may be accelerated in whole or in part in the event of the retirement, death, Disability or other termination of the Participant’s service or a Change of Control (or other similar transaction or event).
(viii) A grant of SARs may specify performance criteria that must be achieved as a condition to the exercise of such SARs or that may result in the accelerated vesting or exercisability of such SARs subject to the one-year rule set forth in clause (v).
(ix)The term of each SAR shall be no more than ten (10) years from the date of grant thereof.
(c) Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Participants of Restricted Stock. Each such grant shall (unless otherwise determined by the Committee or unless otherwise set forth in an individual Award Agreement) be subject to the following provisions:

(i) Each grant of Restricted Stock will be evidenced by an Award Agreement, which will be subject to the Plan and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time. Unless otherwise directed by the Committee, all Restricted Stock will be held in custody by the Company or its transfer agent and registrar until all restrictions thereon have lapsed.
(ii) Each grant of Restricted Stock will specify the number of Shares to which it pertains.
(iii) Each grant of Restricted Stock will specify the period that must be satisfied before the restrictions pertaining to such grant or sale of Restricted Stock will lapse and the Restricted Stock will become vested, which shall be no less than one year from the Restricted Stock grant date and/or may provide that all or a portion of the restrictions pertaining to such Restricted Stock will lapse upon achievement of specified performance criteria subject to the one-year vesting rule described in this sentence.
(iv) Each grant of Restricted Stock will provide that, during the period for which the risk of forfeiture continues, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Committee on the date of grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company’s favor or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).
(v) A grant of Restricted Stock may provide for the accelerated vesting of such Restricted Stock in whole or in part in the event of the retirement, death, Disability or other termination of the Participant’s service or a Change of Control (or other similar transaction or event).
(d) Restricted Stock Units. The Committee may, from time to time and upon such terms and conditions as it may determine, authorize the grant to Participants of Restricted Stock Units. Each such grant shall (unless otherwise determined by the Committee or unless otherwise set forth in an individual Award Agreement) be subject to the following provisions:
(i) Each grant of Restricted Stock Units will be evidenced by an Award Agreement, which will be subject to the Plan and will contain such terms and provisions, consistent with the Plan, as the Committee may approve from time to time.
(ii) Each grant of Restricted Stock Units will specify the number of Shares to which it pertains.
(iii) A grant of Restricted Stock Units may provide for the accelerated vesting of such Restricted Stock Units in whole or in part in the event of the retirement, death, Disability or other termination of the Participant’s service or a Change of Control (or other similar transaction or event).
(iv) A grant of Restricted Stock Units will specify the period that must be satisfied before the restrictions pertaining to such Restricted Stock Units will lapse and the Restricted Stock Units will become vested, which shall not be less than one year from the Restricted Stock Unit’s grant date and/or may provide that all or a portion of the restrictions pertaining to such Restricted Stock Units will lapse upon achievement of specified performance criteria, subject to the one-year vesting rule described in this sentence.
(v) A Participant that receives Restricted Stock Units will have no rights of ownership in such Restricted Stock Units and will have no right to vote the Shares underlying such Restricted Stock Units.
7.     Terms and Conditions of Awards.
(a) Acquisitions and Other Transactions.
(i) In General. To the extent permitted by Applicable Laws, the Committee may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity engaging in an acquisition or merger (e.g., as currently permitted under NASDAQ Listing Rule 5635(c)(3) and NASDAQ IM-5635-1) and such Awards shall not count against the Share reserve under the Plan described in Section 4(a). In the case of an Award issued pursuant to this Section 7(a)(i), the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.
(ii) Other Acquisitions and Transactions. To the extent permitted by Applicable Laws, the Committee may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction not described in Section 7(a)(i). In the case of an Award issued pursuant to this Section 7(a)(ii), the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award. To the extent required by Applicable Laws, such grants shall count against the Share reserve under the Plan described in Section 4(a).
(b) Deferral of Award Payment. The Committee may establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Participant to payment or receipt of Shares or other consideration under an Award. The Committee may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Committee deems advisable for the administration of any such deferral program.
(c) Separate Programs; Individual Limitations on Non-Cash Awards. The Committee may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Participants on such terms and conditions as determined by the Committee from time to time. The maximum number of Shares with respect to which a participant may be granted Options, SARs, Restricted Stock and/or Restricted Stock Units in any calendar year shall be equal to the Initial Shares. The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization pursuant to Section 12 below. If the vesting or receipt of Shares under an Award is deferred to a later date, any amount (whether denominated in Shares or cash) paid in addition to the original number of Shares subject to such Award will not be treated as an increase in the number of Shares subject to the Award (but any such amount paid in

Shares will be counted against the total Shares available under the Plan) if the additional amount is based either on a reasonable rate of interest or on one or more predetermined actual investments such that the amount payable by the Company at the later date will be based on the actual rate of return of a specific investment (including any decrease as well as any increase in the value of an investment). Notwithstanding anything to the contrary herein, no Non-Employee Director shall receive in excess of $350,000 of compensation in any calendar year, determined by adding (i) all cash compensation to such Non-Employee Director and (ii) the fair market value of all equity-based awards granted to such Non-Employee Director in such calendar year, whether governed by this Plan or not, based on the fair market value of such equity-based awards on the grant date (as determined in a manner consistent with that used for Director compensation for proxy statement disclosure purposes in the year in which the award occurs). The Non-Employee Director annual compensation limitation described in this Section shall be determined without regard to amounts paid to a Non-Employee Director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a Non-Employee Director), and any severance and other payments such as consulting fees paid to a Non-Employee Director for such director’s prior or current service to the Company or any Subsidiary other than serving as a director shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.
(d) Transferability of Awards. Except as otherwise permitted by the Committee or as otherwise provided herein, Awards may not be pledged, assigned, hypothecated or transferred in any manner (whether by operation of law or otherwise), other than by will or by the laws of descent or distribution, and may be exercised during the lifetime of the Participant only by the Participant; provided, however, that in no event may an Award be transferred to a third party financial institution for value. Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant’s Award in the event of the Participant’s death on a beneficiary designation form approved by the Committee.
(e) Limited Exception to Nontransferability. Notwithstanding Section 7(d), the Committee may determine that a Non-Qualified Stock Option may be transferred by a Participant to one or more members of such Participant’s immediate family, to a partnership of which the only partners are members of such Participant’s immediate family, or to a trust established by a Participant for the benefit of one or more members of such Participant’s immediate family. For this purpose, “immediate family” means a Participant’s spouse, parents, children, grandchildren and the spouses of such parents, children and grandchildren. A transferee described in this Section 7(e) may not further transfer such Non-Qualified Stock Option. A trust described in this Section 7(e) may not be amended to benefit any person other than a member of the Participant’s immediate family. A Non-Qualified Stock Option transferred pursuant to this Section 7(e) shall remain subject to the provisions of the Plan, including, but not limited to, the provisions of Section 9 relating to the effect on the Non-Qualified Stock Option of the termination of Continuous Service of the Participant, and shall be subject to such other rules as the Committee shall determine.
(f) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Committee makes the determination to grant such Award, or such other date as is determined by the Committee.
(g) Dividend Equivalents. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or SAR may, if so determined by the Committee, be entitled to receive, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Any such Dividend Equivalents will be are subject to the same vesting or performance conditions as the underlying Award and will be paid to the Participant holding the underlying Award at the same time as the Shares underlying the Award are delivered to the Participant. For the sake of clarity, this Plan prohibits payment of dividend equivalents or dividends at any time prior to the time that the Shares underlying an Award are vested, and any such dividend equivalents or dividends (e.g. on restricted stock or restricted stock units) shall be forfeited to the same extent as the underlying Award.
(h) Limited Exception to Minimum Vesting. Notwithstanding the limitations set forth in Section 6(a)(v), 6(b)(v), 6(c)(iii), and 6(d)(iv), Awards covering up to 5% of the total share reserve of the Plan (subject to adjustment as provided in Section 12) may be issued with vesting periods shorter than one year from the date of grant of such Awards. In addition, the one-year minimum vesting requirements exclude any (i) Substitute Awards, (ii) Shares delivered in lieu of fully vested cash Awards and (iii) Awards to Non-Employee Directors that vest on the earlier of the one year anniversary of the date of grant or the next annual meeting of stockholders which is at least 50 weeks after the immediately preceding year’s annual meeting; and, provided further, for the avoidance of doubt, that the foregoing restriction does not apply to the Committee’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, death, disability or a Change in Control, in the terms of the Award or otherwise. For purposes of this Section, “Substitute Awards” shall mean Awards granted or shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
8.     Consideration and Taxes.
(a) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award, including the method of payment, shall be determined by the Committee. In addition to any other types of consideration the Committee may determine, the Committee is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:
(i) cash;
(ii) check;
(iii) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;
(iv) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Participant (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and

(B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction;
(v) with respect to Options, payment through a “net exercise” such that, without the payment of any funds, the Participant may exercise the Option and receive the net number of Shares equal to (A) the number of Shares as to which the Option is being exercised, multiplied by (B) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Committee) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares);
(vi) promissory note (if not otherwise prohibited by Applicable Laws); or
(vii) any combination of the foregoing methods of payment.
The Committee may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement, or by other means, grant Awards that do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration. Except as required by Applicable Laws, the Committee is not required to accept any of the above forms of consideration, as long as the Committee provides for a reasonable payment alternative.
(b) Taxes. No Shares shall be delivered under the Plan to any Participant or other person until such Participant or other person has made arrangements acceptable to the Committee for the satisfaction of any non-U.S., federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares. Upon exercise or vesting of an Award the Company shall withhold or collect from the Participant an amount sufficient to satisfy such tax obligations, including, but not limited to, by surrender of the whole number of Shares covered by the Award sufficient to satisfy the minimum applicable tax withholding obligations incident to the exercise or vesting of an Award.
9.     Termination of Continuous Service.
(a) In General. Any Awards (or portions thereof) that are not exercisable on the date of termination of a Participant’s status as an Employee, Director or Consultant, as applicable, for any reason shall lapse and automatically be canceled, unless at the time of such termination the award is subject to contingent post-termination vesting, in which case the unvested award shall remain outstanding until the Committee determines whether such post-termination contingency has triggered vesting.
(b) Termination Without Cause. The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of such Participant’s Termination Without Cause. Except as otherwise provided in an individual Award Agreement, in the event of a Participant’s Termination Without Cause, any Award granted to such Participant may be exercised in whole or in part at any time within the earlier to occur of (i) ninety (90) days after the Participant’s Termination Without Cause, or (ii) the date on which such Award expires by its terms; provided, however, that such Award may only be exercised to the extent such Participant’s right to exercise such Award had vested or accrued at the time of the Participant’s Termination Without Cause.

(c) Death. The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of such Participant’s death. Unless otherwise provided in an individual Award Agreement, in the event of a Participant’s death, any Award granted to such Participant may be exercised in whole or in part at any time within the earlier to occur of (i) one (1) year after the date of the Participant’s death, or (ii) the date on which such Award expires by its terms; provided, however, that such Award may only be exercised to the extent such Participant’s right to exercise such Award had vested or accrued at the time of such Participant’s death.
(d) Disability. The Committee shall have the authority to promulgate rules and regulations to determine the treatment of a Participant under the Plan in the event of such Participant’s Disability. Unless otherwise provided in an individual Award Agreement, in the event that a Participant’s Continuous Service terminates due to the Participant’s Disability, any Award granted to such Participant may be exercised in whole or in part at any time within the earlier to occur of (i) one (1) year after the Participant’s termination of Continuous Service, or (ii) the date on which such Award expires by its terms; provided, however, that such Award may only be exercised to the extent such Participant’s right to exercise such Award had vested or accrued at the time of the Participant’s termination of Continuous Service; provided, further, that if an Incentive Stock Option is not exercised within three (3) months following a termination of status as an Employee due to Disability, it shall be treated as a Non-Qualified Stock Option.
(e) Termination for Cause. A Participant who is terminated for Cause shall, unless otherwise determined by the Committee, immediately forfeit, effective as of the date the Participant first engaged in such conduct giving rise to his or her termination for Cause, all unexercised, unearned and/or unpaid Awards, including without limitation, Awards earned but not yet paid, all unpaid dividends and dividend equivalents and all interest, if any, accrued on the foregoing. For the sake of clarity, the Committee may retroactively classify a termination as having been for Cause at any time.
10.     Exercise of Award.
(a) Procedure for Exercise; Rights as a Stockholder.
(i) Subject to Section 9, any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee under the terms of the Plan and specified in the Award Agreement.
(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been made, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 8(a)(iv).
(iii) No Participant or beneficiary thereof shall have any rights as a stockholder of the Company with respect to any Shares underlying an Award until the date of exercise and deemed issuance of Shares to such Participant.
(b) Exercise of Award Following Termination of Continuous Service.

(i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and, subject to Section 9, may be exercised following the termination of a Participant’s Continuous Service only to the extent provided in the Award Agreement.
(ii) Where the Award Agreement permits a Participant to exercise an Award following the termination of the Participant’s Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the first to occur of (a) the last day of the specified period or (b) the last day of the original term of the Award.
(iii) Any Award designated as an Incentive Stock Option, to the extent not exercised within the time permitted by Applicable Laws for the exercise of Incentive Stock Options following the termination of a Participant’s Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified herein or in the Award Agreement.
11.     Conditions Upon Issuance of Shares.
(a) If at any time the Committee determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award is or may be unlawful under Applicable Laws, the vesting or right to exercise an Award or to otherwise receive Shares, cash or other consideration pursuant to the terms of an Award shall be suspended until the Committee determines that such delivery is lawful and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal or state laws.
(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, or to make such other representations and warranties if, in the opinion of counsel for the Company, any such representations or warranties are required by any Applicable Laws.
12.     Adjustments Upon Changes in Capitalization.
Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Participant in any calendar year, as well as any other terms that the Committee determines require adjustment, shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Any such adjustments to outstanding Awards will be effected in a manner that precludes the material enlargement of rights and benefits under such Awards. Adjustments and any determinations or interpretations shall be made by the Committee and its determination shall be final, binding and conclusive. In connection with the foregoing adjustments, the Committee may, in its sole discretion, prohibit the exercise of Awards or other issuance of Shares, cash or other consideration pursuant to Awards during certain periods of time. Except as determined by the Committee, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.
13.     Change of Control.
(a) Continuation of Awards to Extent Assumed or Replaced in Change of Control. Except as otherwise provided in an individual Award Agreement, effective upon a Change of Control, all outstanding Awards under the Plan that are expressly Assumed or Replaced by the Acquiring Company shall remain outstanding and shall continue to vest and become exercisable in accordance with their terms, subject to appropriate adjustment to the type and number of Shares and exercise price to take into account the Change of Control.
(b) Acceleration of Award upon Change of Control. Except as otherwise provided in an individual Award Agreement, in the event of a Change of Control, the portion of each Award that is neither Assumed nor Replaced by the Acquiring Company shall automatically become fully vested and exercisable and be released from any repurchase or forfeiture rights for all of the Shares (or other consideration) represented by such Award or portion of the Award, immediately prior to the specified effective date of such Change of Control.
(c) Cashing Out of Awards. In the case of a proposed Change of Control, the Committee may, but shall not be obligated to, prior to the occurrence of the Change of Control, declare and provide written notice to the holders of some or all outstanding Options and SARs that the outstanding Options and SARs shall accelerate and become exercisable in full and that some or all of such Options and SARs, whether or not exercisable prior to such acceleration, must be exercised within the period of time set forth in such notice or they will terminate. In connection with any declaration pursuant to this Section 13(c), the Committee shall provide for a cash payment (or if the Committee so elects in lieu of solely cash, such form(s) of consideration, including cash and/or property, singly or in such combination as the Committee shall determine, that the Participant would have received as a result of the Change of Control if the holder of the Option or SAR had exercised the Option or SAR immediately prior to the Change of Control) to each holder of an Option or SAR that is terminated in an amount equal to, for each Share covered by a canceled Option or SAR, (i) in the case of an Option, the amount, if any, by which the Proceeds Per Share (as defined below) exceeds the exercise price per share covered by such Option or (ii) for each SAR, the amount, if any, by which the Proceeds Per Share exceeds the base appreciation amount applicable to such SAR. In the event of a declaration pursuant to this Section 13(c), each such Option and SAR, to the extent not exercised prior to the Change of Control, shall be canceled at the time of, or immediately prior to, the Change of Control, as provided in the declaration. Notwithstanding the foregoing, the holder of each Option or SAR shall not be entitled to the payment provided for in this Section 13(c) if the Option or SAR shall have expired or been forfeited.
(d) Cancellation of Options and SARs. In connection with a Change of Control, the Committee may, but shall not be obligated to, declare that if (i) in the case of an Option, the Proceeds Per Share applicable to the vested portion of such Option is less than the exercise price per Share applicable to the vested portion of such Option, or (ii) in the case of a SAR, the Proceeds Per Share applicable to the exercisable portion of such SAR is less than the base appreciation amount applicable to the exercisable portion of such SAR, no consideration shall be payable to the Participant with respect to such portion of the Option or SAR, as applicable, and such Option or SAR, as applicable, shall be canceled at the time of, or immediately prior to, the Change of Control.
(e) Effect of Acceleration on Incentive Stock Options. Any Incentive Stock Option accelerated pursuant to this Section 13 shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 limitation of Section 422(d) of the Code is not exceeded.
14.     Effective Date and Term of Plan.
The Plan shall become effective upon its approval by the Company’s stockholders. It shall continue in effect until the earlier of (i) all Shares subject to the Plan have been distributed, (ii) all Awards have expired or terminated, (iii) termination pursuant to Section 18, and (iv) ten (10) years from the date the Plan was last approved by the Company’s stockholders pursuant to Applicable Laws.
15.     Clawback Policy; Recoupment of Awards.
Notwithstanding any other provisions of this Plan, the Company may cancel any Award, require reimbursement of any Award by a Participant, and effect any other right of recoupment of equity or other compensation provided under the Plan in accordance with any recoupment, clawback, or similar policies of the Company that may be adopted and/or modified by the Board from time to time (each such policy, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company previously paid compensation, whether provided pursuant to the Plan or an Award Agreement, in accordance with a Clawback Policy. By accepting an Award, the Participant is agreeing to be bound by each Clawback Policy, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law or stock exchange listing requirements).
16.     Section 409A and Tax Consequences.
To the extent the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. To the extent applicable, the Plan and applicable Award Agreement shall be interpreted in accordance with Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or other guidance that may be issued after the adoption of this Plan. Notwithstanding any provision of the Plan to the contrary, the Committee may adopt such amendments to the Plan and applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect) or take any other actions that the Committee determines are necessary or appropriate to (i) exempt such Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under Section 409A, including by retroactively cancelling such Award Agreement. The Company makes no guarantees with respect to the tax treatment relating to any Award hereunder. Neither the Company, any Related Entity, nor any of their respective directors, officers, or employees shall be liable to any Participant with respect to any negative tax consequences that arise with respect to any Award. Notwithstanding anything to the contrary contained in this Plan or in an Award Agreement, in the event that a Participant is a “specified employee” within the meaning of Section 409A, as determined by the Committee (a “Specified Employee”) at the time of such Participant’s separation from service from the Company within the meaning of Section 409A (“Separation from Service”), then to the extent that any amount or benefit owed to such Participant under an Award (x) constitutes a non-qualified deferred compensation for purposes of Section 409A and (y) is considered for purposes of Section 409A to be payable to the Participant on account of the Participant’s Separation from Service, then such amount or benefit shall not be paid or provided during the six (6) month period following the date of the Participant’s Separation from Service and instead shall be paid or provided on the first day of the seventh month following the Participant’s Separation from Service.
17.     Compliance With Section 16(b) of the Exchange Act.
In the case of Participants who are or may be subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and any Award granted hereunder satisfy and be interpreted in a manner that satisfies the applicable requirements of Rule 16b-3 under the Exchange Act, so that such Participants will be entitled to the benefits of Rule 16b-3 under the Exchange Act or other rules of exemption under Section 16 of the Exchange Act and will not be subjected to liability thereunder. If any provision of the Plan or any Award would otherwise conflict with the intent expressed herein, that provision, to the extent possible, shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with the intent expressed herein, such provision shall be deemed void as applicable to Participants who are or may be subject to Section 16 of the Exchange Act.
18.     Amendment, Suspension or Termination of the Plan.
(a) The Board may at any time amend, suspend or terminate the Plan; provided, however, that no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 3(c)(vi) or this Section 18(a).
(b) If the Plan is terminated, the terms of the Plan shall, notwithstanding such termination, continue to apply to Awards granted prior to such termination. No amendment, suspension or termination of the Plan may, without the consent of the Participant to whom an Award shall theretofore have been granted, materially adversely affect the rights of such Participant under such Award, except to the extent any such action is undertaken to cause the Plan to comply with Applicable Laws.
(c) No Award may be granted during any suspension of the Plan or after termination of the Plan.
(d) No suspension or termination of the Plan shall adversely affect any rights under Awards already granted to a Participant.
19.     Reservation of Shares.
(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.
(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.
20.     No Effect on Terms of Employment/Consulting Relationship.
The Plan shall not confer upon any Participant any right with respect to the Participant’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Participant’s Continuous Service at any time, with or without Cause and with or without notice.
21.     No Effect on Retirement and Other Benefit Plans.
Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.
22.     Stockholder Approval.
The grant of Awards under the Plan shall be subject to approval by the Company’s stockholders within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. To the extent permitted by Applicable Laws, the Committee may grant Awards under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Award shall be exercisable and no amounts shall be payable with respect thereto and each such award shall automatically terminate without compensation therefore, to the extent stockholder approval is not timely obtained. For the avoidance of doubt, to the extent approval by the Company’s stockholders is not obtained within twelve (12) months after the date the Plan, as amended and restated, is adopted by the Board, the Plan shall continue in effect as if the Plan had not been amended and restated.
23.     Unfunded Obligation.
Participants shall have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Committee, the Company or any Related Entity and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Related Entity. The Participants shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.
24.     Construction.

Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.
25.     Choice of Law.
To the extent that U.S. federal law does not apply, and except as expressly set forth in an applicable Award Agreement, this Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to principles of conflicts of laws.
26.     Blackout Periods.
Notwithstanding any contrary terms in the Plan or any Award Agreement, the Committee shall have the absolute discretion to impose a “blackout” period on the exercise of any Option or SAR, as well as the settlement of any Award, with respect to any or all Participants (including those whose Continuous Service has ended) to the extent the Committee determines that doing so is desirable or required to comply with Applicable Laws.
27.     Data Privacy.
As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering, and managing this Plan and Awards and the Participant’s participation in this Plan. In furtherance of such implementation, administration, and management, the Company and its Affiliates may hold certain personal information about a Participant with respect to one or more Awards under the Plan, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company or any of its Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, the Company and its Affiliates each may transfer the Data to any third parties assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company in the implementation, administration, and management of this Plan and Awards and the Participant’s participation in this Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. A Participant may, at any time, view the Data held by the Company with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting such Participant’s local human resources representative. The Company may cancel the Participant’s eligibility to participate in this Plan, and in the

Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.
28.     No Obligation to Notify.
The Company shall have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company shall have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.
29.     Severability.
In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction, such provision or provisions are not enforceable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions to make them enforceable and to enforce the remainder of these provisions as so amended.
Adopted: March 4, 2020
Amended and Restated: October 2, 2023
Second Amended and Restated: March 3, 2026